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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 33-98912)
(2)	Registration Statement (Form S-8 No. 333-123308)
(3)	Registration Statement (Form S-8 No. 33-96226)
(4)	Registration Statement (Form S-8 No. 333-67849)
(5)	Registration Statement (Form S-3 No. 333-170073)
(6)	Registration Statement (Form S-3 No. 333-172628)
(7)	Registration Statement (Form S-4 No. 333-170147)
(8)	Registration Statement (Form S-8 No. 333-176317)

of our reports dated May 18, 2012, with respect to the consolidated financial statements as of March 31, 2012 and March 31, 2011 and the effectiveness of internal control over financial reporting as of March 31, 2012, included in this Annual Report (Form 10-K) of KEMET Corporation.

                      /s/ Ernst & Young LLP

Greenville, South Carolina

May 18, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM